Exhibit 3a

                          ARTICLES OF INCORPORATION

                                      OF

                            PACIFIC TELESIS GROUP








                      Originally Filed October 26, 1983






                                   Amended:

                                 May 18, 1987
                               August 28, 1987
                                June 17, 1988
                                March 31, 1997


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                          ARTICLES OF INCORPORATION

                                      OF

                            PACIFIC TELESIS GROUP


                         (As Amended March 31, 1997)


FIRST:            The name of the corporation is PACIFIC TELESIS GROUP.

SECOND: The principal office of the corporation in the State of Nevada is located at 645 East Plumb Lane, Reno, Washoe County, Nevada 89502. The name and address of its resident agent is R. G. Mitchell, 645 East Plumb Lane, Reno, Nevada 89502. (As amended August 28, 1987)

THIRD:            The corporation may engage in any lawful activity.

FOURTH: The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $1.00 per share. (As amended March 31,
                  1997)

FIFTH: The governing board of this corporation shall be known as the board of directors and its members shall be known as directors, and the number of directors may from time to time be increased or decreased by resolution of the board of directors. (As amended March 31, 1997)

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment.


SEVENTH:          The   name  and  post   office   address   of  each  of  the
                  incorporators signing the articles of incorporation are as follows:

                  Robert Dalenberg  140 New Montgomery Street
                                          San Francisco, CA 94105

                  Norah S. Freitas        140 New Montgomery Street
                                          San Francisco, CA  94105

                  Terry Michael Kee 225 Bush Street
                                          San Francisco, CA  94104

EIGHTH:           The corporation is to have perpetual existence.

NINTH:            The   stockholders   of  the   corporation   shall  have  no
                  preemptive right to acquire unissued shares or treasury shares of the corporation or securities convertible into or exercisable for such shares.

TENTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a fiduciary of an employee benefit plan of this corporation or of a wholly owned subsidiary corporation, against expenses incurred in connection with such action, suit or proceeding, including attorneys' fees, judgments, fines and amounts paid in settlement, to the extent not prohibited by law, state or federal. Expenses incurred in defending any such proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay such amount unless it shall be determined ultimately that the person is entitled to be indemnified hereunder. This Article TENTH may not be repealed or amended without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3 %) of the voting power of the shares entitled to vote thereon.

ELEVENTH:         Subject to the further  requirements  of Articles  FIFTH and
                  TENTH, this corporation  reserves the right to amend, alter, change or repeal any provision  contained in the Articles of
                  Incorporation  by  approval of a majority of a quorum of, or by unanimous  written consent of, this  corporation's  Board of  Directors  and by  approval  of a majority of the voting power of this corporation's  outstanding  shares,  except as may be otherwise  required by law, and all rights  conferred
                  upon  stockholders   herein  are  granted  subject  to  this
                  reservations.

TWELFTH: The Board of Directors is authorized on behalf of the corporation to authorize and approve indemnity agreements between the corporation and each director and each officer, in form and content acceptable to the board, which agreements shall provide that the corporation shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law as such law may be in effect at the time any such indemnification under any such agreement may be sought), no later than 30 days after a written demand has been made therefor, against all expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement for claims with respect to events relating to indemnitee's service with or for the corporation, and which agreements shall provide that in any proceeding to enforce the obligation to indemnify such person, the corporation shall have the burden to establish that such indemnification is prohibited; provided, however, that such agreements shall, in form and content acceptable to the board, exclude from indemnification a judgment or other final adjudication adverse to indemnitee that established (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty, or
                  (b) that he or she in fact gained a financial advantage to which he or she was not legally entitled, in which event the amount of the indemnification shall be reduced by the amount of such financial advantage gained. (As amended May 18, 1987)

THIRTEENTH:       The Board of Directors of the  corporation,  when evaluating any offer of another  party to (a) make a tender or exchange offer for any equity security of the corporation,  (b) merge or consolidate the corporation with another corporation,  or
                  (c) purchase or otherwise  acquire all or substantially  all of the  properties  and assets of the  corporation,  may, in connection  with the exercise of its judgment in determining what is in the best  interests  of the  corporation  and its stockholders,  give due  consideration  to (i) all  relevant factors,  including  without  limitation the social,  legal,
                  environmental   and  economic   effects  on  the  employees,
                  customers,  suppliers and other affected persons,  firms and corporations,  and on the communities and geographical areas in which the  corporation  and its  subsidiaries  operate or are located and on any of the  businesses  and properties of the corporation or any of its subsidiaries,  as well as such other factors as the directors deem relevant,  (ii) not only the  financial  consideration  being  offered in relation to
                  the  then  current   market  price  for  the   corporation's
                  outstanding  shares of capital  stock,  but also in relation to the then  current  value of the  corporation  in a freely negotiated  transaction  and in  relation  to the  Board  of
                  Directors'  estimate of the future value of the  corporation
                  (including  the  unrealized  value  of  its  properties  and assets)  as an  independent  going  concern,  and  (iii) the
                  obligations   of   the   corporation,   and   any   of   its
                  subsidiaries, to provide stable, reliable public utility services on a continuing or long term basis. (As amended
                  May 18, 1987)

FOURTEENTH:       To the fullest  extent that the general  corporation  law of the State of Nevada,  as it exists on the date  hereof or as it may  hereafter  be  amended,  permits the  limitation  or elimination  of the  personal  liability  of an  officer  or director,  no officer or director of this corporation  shall
                  be   personally   liable   to   this   corporation   or  its
                  stockholders for damages for breach of fiduciary duty as an officer or director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any officer or director of this corporation for or with respect to any acts or omissions of such officer or director occurring prior to such amendment or repeal. This Article FOURTEENTH may not be repealed or amended without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote thereon. (As amended June 17, 1988)